SquareTwo Financial Reports Solid Second Quarter 2013 Financial Results

DENVER, August 15, 2013 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter ended June 30, 2013.

"Our solid earnings reflect consistent performance across our organization.  We are pleased with these results, especially taking into account the rapid change continuing to transform our industry." said Paul A. Larkins, president and CEO of SquareTwo Financial.  "We have maintained an unwavering focus on compliance while continuing to deliver our FAIR SQUARE PROMISE, SquareTwo's commitment to treating customers with fairness and respect."

For the quarter ended June 30, 2013:

•	Cash proceeds on purchased debt were $147.0 million, a 9.1% decrease from the $161.7 million in the second quarter of 2012.

•
Investment in purchased debt was $95.0 million, to purchase $1.1 billion in face value of debt, compared to $87.1 million to purchase $1.3 billion in face value of debt in the second quarter of 2012. The total investment in purchased debt was a $7.9 million increase from the second quarter of 2012.

•	Revenue recognized on purchased debt, net was $90.5 million, an increase of $6.3 million from the $84.2 million recognized in the second quarter of 2012.

•
Costs to collect purchased debt including gross court costs were $59.9 million, or 42.7% of collections for the quarter. This was an increase of 225 basis points from the second quarter of 2012. Costs to collect excluding court costs were $47.9 million, or 34.2% of collections, which represented a decrease of 43 basis points from the second quarter of 2012.

•	EBITDA was $19.9 million, compared to $15.2 million in the second quarter of 2012.

•	Net income was $4.4 million, compared to $0.1 million in the second quarter of 2012.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $79.0 million, a 15.4% decrease from the $93.4 million in the second quarter of 2012.

The following table summarizes our results of operations for the quarter ended June 30, 2013:

Quarter Ended
June 30,
2013
Total revenues	$90,650
Total operating expenses	72,657
Operating income	17,993
Total other expenses	11,679
Income before income taxes	6,314
Income tax expense	(1,940)
Net income	$4,374

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

Quarter Ended
June 30,
Adjusted EBITDA ($ in thousands)	2013
Voluntary, non-legal collections	$80,679
Legal collections	53,502
Other collections(1)	5,873
Sales & recourse	6,928
Contribution of other business activities(2)	2,921
Total inflows	149,903

Collection expenses on:
Purchased debt	44,178
Contingent debt	4
Court costs, net	11,623
Other direct operating expenses	3,697
Salaries, general and administrative expenses	11,158
Other(3)	530
Total outflows	71,190
Adjustments(4)	239
Adjusted EBITDA	$78,952

(1)	Other includes collections and court cost recoveries on commercial, student loan, and medical accounts.

(2)	Includes royalties on purchased debt, revenues on contingent debt, and other revenue.

(3)	Represents certain other items consistent with our debt covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include the non-cash expense related to option grants of Parent’s equity granted to our employees, directors and franchisees, franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles Net Income to Adjusted EBITDA:

Quarter Ended
June 30,
Reconciliation of Net Income to Adjusted EBITDA ($ in thousands)	2013
Net income	$4,374
Interest expense	11,605
Interest income	(21)
Income tax expense	1,940
Depreciation and amortization	1,997
EBITDA	19,895
Adjustments related to purchased debt accounting
Proceeds applied to purchased debt principal(1)	61,185
Purchased debt valuation allowance reversals(2)	(2,367)
Certain other or non-cash expenses
Stock option expense(3)	33
Other(4)	206
Adjusted EBITDA	$78,952

(1)	Cash proceeds applied to the carrying value of purchased debt rather than recorded as revenue.

(2)	Represents changes in non-cash valuation allowances on purchased debt.

(3)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and franchisees.

(4)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles net cash provided by operating activities to Adjusted EBITDA:

Six Months Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	June 30,
2013
Net cash provided by operating activities	$6,639
Proceeds applied to purchased debt principal(1)	122,690
Interest expense to be paid in cash(2)	21,691
Interest income	(36)
Other non-cash (expense) income	(2,241)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	196
Other operating assets and liabilities and deferred taxes(4)	5,136
Income tax expense	2,590
Other(5)	1,063
Adjusted EBITDA	$157,728

(1)	Cash proceeds applied to the carrying value of purchased debt are shown in the investing activities section of the consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

Additional Financial Information:

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In the quarter ended June 30, 2013, the Company reversed net non-cash valuation allowances of $2.4 million on its purchased debt assets. Comparatively, the Company did not record any non-cash valuation allowance in the quarter ended June 30, 2012.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time/ 10:30 AM Eastern time to discuss our second quarter 2013 results. Please download our Q2 2013 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial 877-522-6079 for domestic access, and 706-643-9734 for international access. Please reference Conference ID #24166769 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q as of June 30, 2013. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and footnotes in our 10-Q as of June 30, 2013.